EXHIBIT 99.1

FOR IMMEDIATE RELEASE                 Park Bancorp, Inc.          April 30, 2004
                             Contact: David A. Remijas
                                      President/CEO
                                      (630) 969-8900

                               Park Bancorp, Inc.
                           First Quarter 2004 Earnings
                           Quarterly Dividend Declared

Chicago, IL - Park Bancorp, Inc. ("Company"), (NASDAQ-PFED), the holding company for Park Federal Savings Bank, announced earnings for the quarter ended March 31, 2004.

Park Bancorp, Inc. also announced that the Board of Directors has declared a dividend of $.18 per share of common stock for April 20, 2004. This represents a 20% increase over the previous dividend of $.15. The dividend will be payable on May 28, 2004 to shareholders of record on May 14, 2004. This is the twenty-second consecutive quarterly dividend paid to shareholders.

Net income for the three months ended March 31, 2004 was $664,000, or $.62 per share, compared to $489,000, or $.44 per share, for the same period in 2003.

Net interest income before provision for loan losses increased to $2.2 million for the three months ended March 31, 2004, compared to $1.8 million for the corresponding three month period in 2003. Total interest income remained at $3.5 million, for the three months ended March 31, 2004, and March 31, 2003. Total interest expense decreased to $1.3 million for the three months ended March 31, 2004 from $1.6 million for the three months ended March 31, 2003, due to lower rates paid on deposits and borrowings.

Non-interest income increased to $316,000 for the quarter ended March 31, 2004, from $240,000 for the quarter ended March 31, 2003. The change was due to an increase in income on sale of investments and income from a real estate subsidiary.

Non-interest expense increased to $1.5 million for the quarter ended March 31, 2004, compared to $1.3 million for the corresponding three month period in 2003. The change was due to higher compensation costs and occupancy and equipment costs due to the new facilities at the existing 55th Street location.

Total assets at March 31, 2004 were $269.0 million, compared to $266.1 million at December 31, 2003. The change was attributable to an increase of $5.5 million in the loan portfolio.

The loan portfolio increased to $164.5 million at March 31, 2004 from $159.0 million at December 31, 2003. The change was due to an increase in multi-family and commercial loans. During the same period, non-performing assets decreased to $247,000, or .09% of total assets, from $620,000, or .23% of total assets.

Deposit accounts decreased to $169.1 million at March 31, 2004 from $170.5 million at December 31, 2003. The decrease was primarily in passbook accounts.

Borrowings increased to $65.3 million at March 31, 2004 from $62.1 million at December 31, 2003. The increase was attributable to an increase in Federal Home Loan Bank advances.

Stockholders' equity at March 31, 2004 was $30.3 million, which is equivalent to 11.28% of total assets. Book value at March 31, 2004 was $28.34 per share. The increase in stockholders equity from December 31, 2003 was primarily attributable to the net income of the Company and unrealized gains on securities available for sale offset by dividends.

Park Federal Savings Bank was founded in 1921 and operates three offices in the Chicago area.



                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

                               PARK BANCORP, INC.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
      Dollars in thousands (except for book value and earnings per share)




Selected Financial Data:                    March 31, 2004    December 31, 2003     March 31, 2003
                                            --------------    -----------------     --------------
Total assets                                      $269,006             $266,063           $263,729
Loans receivable, net                              164,540              158,957            149,357
Interest bearing deposits                           14,010                8,513             34,373
Securities                                          74,950               82,167             68,461
Deposits                                           169,108              170,462            172,277
Borrowings                                          65,313               62,079             58,384
Total stockholders' equity                          30,330               29,540             29,568
Book value per share(1)                              28.34                27.64              26.90

Non-accrual loans                                 $    167             $    545           $    234
Real estate owned                                       80                   76                 55
Non-performing assets                                  247                  621                289
Non-performing assets to total assets                 .09%                 .23%               .11%
Allowance for loan loss                           $    598             $    578           $    579
Allowance for loan loss to gross loans
receivable                                            .36%                 .36%               .38%

(1) Book value per share represents stockholders' equity divided by outstanding shares exclusive of unearned ESOP shares.

                                               Three Months       Three Months
                                                      Ended              Ended
SELECTED OPERATING DATA:                      Mar. 31, 2004      Mar. 31, 2003
                                              -------------      -------------
Interest income                                      $3,482             $3,459
Interest expense                                      1,269              1,624
                                                     ------             ------
Net interest income before provision for
  loan loss                                           2,213              1,835
Provision for loan losses                                 0                  0
                                                     ------             ------
Net interest income after provision for
  loan losses                                         2,213              1,835
Non-interest income                                     316                240
Non-interest expense                                  1,524              1,345
                                                     ------             ------
Income before income taxes                            1,005                730
Income tax expense                                      341                241
                                                     ------             ------
Net income                                           $  664             $  489
                                                     ======             ======
Basic earnings per share                             $  .62             $  .44
Diluted earnings per share                           $  .57             $  .42

SELECTED PERFORMANCE RATIOS:
Return on average assets                              0.99%              0.76%
Return on average equity                              8.91%              6.61%
Average equity to average assets                     11.17%             11.51%
Equity to total assets at end of period              11.28%             11.21%
Average interest rate spread                          3.38%              2.78%
Net interest margin                                   3.53%              3.01%
Average interest-earning assets to
  average interest-bearing liabilities              107.77%            108.86%
Non-interest expense to average assets                2.43%              2.09%